Exhibit 99.1

Skillsoft Appoints Ron Kisling as Chief Financial Officer

BOSTON, Mass. — May 20, 2026 — Skillsoft (NYSE: SKIL) (“Skillsoft”, “we”, “us”, or “our”), a leading AI-native skills management platform, today announced that it has appointed Ron Kisling as Chief Financial Officer, effective immediately. Mr. Kisling is joining Skillsoft as the Company begins the next phase of its transformation following the signing of the Global Knowledge business sale.

Mr. Kisling is a seasoned public company CFO with more than 40 years of finance experience, including 15 years of CFO experience at high-growth technology companies. He brings to Skillsoft strong leadership qualities, strategic acumen and significant expertise in areas that are aligned with Skillsoft’s next chapter, including leading transformations and driving growth at scale. He most recently served in CFO roles at Fastly and Fitbit, where he led the finance organizations through important change and scale.

“Ron has built a strong track record of enhancing financial discipline and driving operational rigor, and we’re confident he’s the right leader for where we’re headed,” said Ron Hovsepian, Chief Executive Officer of Skillsoft. “Over the past several quarters, we have repositioned the business, and Ron has proven skillsets to build on that progress and help lead our next phase. We remain focused on simplifying our operating model and accelerating growth.”

“I am excited to join Skillsoft at this pivotal time,” said Mr. Kisling. “The Company has made important progress, and I look forward to working with Ron and the leadership team to build on the momentum underway and help drive the Company’s next phase of growth and value creation.”

John Frederick is retiring from Skillsoft as CFO and will act as an advisor to the Company through early September. Mr. Frederick’s retirement is not related to the Company’s financial or operating results or to any disagreement with the Company regarding its financial, operational, accounting, or reporting policies or practices.

Mr. Hovsepian added, “We thank John for his leadership and contributions during his tenure and wish him the best.”

In a separate press release issued today, Skillsoft announced the sale of its Global Knowledge business unit to an affiliate of Enduring Ventures, further advancing the Company’s strategic transformation. The transaction is subject to customary closing conditions, including regulatory approvals, and is currently expected to close in the second fiscal quarter of 2026. The press release is available via Skillsoft’s investor relations website.

About Ron Kisling

Mr. Kisling is an experienced executive with over 40 years of finance experience, including 15 years of CFO roles at high-growth technology companies. He most recently served as CFO at Fastly and Fitbit, where he led the finance organizations during times marked by significant expansion. Prior to joining Fitbit in 2014, Mr. Kisling held Chief Financial Officer positions at other technology companies, including Nanometrics, PGP Corporation, Saba Software, Inc., and SPL WorldGroup, Inc. A seasoned finance expert, he brings extensive public company financial management and leadership experience.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in skills management for the human + AI era. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com.

Cautionary Notes Regarding Forward Looking Statements

This press release includes statements that are, or may be deemed to be, “forward‑looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These statements are based upon current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause or contribute to such differences include those described under “Risk Factors” in our most recent Annual Report on Form 10‑K and subsequent periodic reports filed with the Securities and Exchange Commission. We disclaim any obligation to update these forward‑looking statements, except as required by law.

Investors:
Ross Collins
SKIL@alpha-ir.com

Media:
Skillsoft Public Relations
PR@skillsoft.com